Calculation of Filing Fees Table
Form S-8
(Form Type)

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule (2)	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.01 per share	Other	2,225,753 (1)(3)	$61.83 (2)	$137,618,308	$ 0.00014760	$20,313
Total Offering Amounts					$137,618,308		$20,313
Total Fee Offsets							—
Net Fee Due							$20,313

(1)     Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form S-8 shall also cover such indeterminate number of additional shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Granite Construction Incorporated 2024 Equity Incentive Plan (the “2024 Plan”).
(2)     Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and based on the average of the high and low sale prices of the Common Stock, as quoted on New York Stock Exchange on May 31, 2024.
(3)     Represents 2,225,753 shares of Common Stock reserved for issuance under the 2024 Plan.